Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

TO TENDER FOR CASH

AMERICAN DEPOSITARY SHARES REPRESENTING COMMON SHARES

OF

SYNGENTA AG

PURSUANT TO THE U.S. OFFER TO PURCHASE

DATED MARCH 23, 2016

BY

CNAC SATURN (NL) B.V.

AN INDIRECT WHOLLY-OWNED SUBSIDIARY

OF

CHINA NATIONAL CHEMICAL CORPORATION

THE U.S. OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M.,

NEW YORK CITY TIME, ON MAY 23, 2016, UNLESS THE U.S. OFFER IS EXTENDED.

Delivery of documents to the U.S. Tender Agent may be made as follows:

The Bank of New York Mellon

By registered, certified or express mail:	By overnight courier:

The Bank of New York Mellon Voluntary Corporate Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporate Actions—Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

Facsimile: (617) 360-6810 For Confirmation Only/Telephone Number: (781) 575-2332

Delivery of this Notice of Guaranteed Delivery to an address, or transmission via a facsimile number, other than as set forth for the U.S. Tender Agent above will not constitute a valid delivery to the U.S. Tender Agent. Do NOT send any documents to China National Chemical Corporation, CNAC Saturn (NL) B.V., Syngenta AG or Georgeson LLC (the “U.S. Information Agent”). Do not send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below.

This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed delivery pertains only to holders of ADSs and ADSs represented by ADRs, wherever located.

VOLUNTARY CORPORATE ACTIONS COY: SYTB

VOLUNTARY CORPORATE ACTIONS COY: SYTB

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, may be used to accept the offer (the “U.S. Offer”) by CNAC Saturn (NL) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam and registered with the trade register of the Chamber of Commerce under number 65434552 (“Purchaser”) and an indirect wholly-owned subsidiary of China National Chemical Corporation, a state-owned enterprise organized under the laws of the People’s Republic of China (“ChemChina”), to purchase:

(i)	up to 100% of the publicly held registered shares (Namenaktien), with a nominal value of Swiss francs 0.10 per share, of Syngenta AG (“Syngenta”), a Swiss corporation (Aktiengesellschaft) (collectively the “Common Shares” and each a “Common Share”), that are held by U.S. holders (as that term is defined under instruction 2 to paragraphs (c) and (d) of Rule 14d-1 under the U.S. Securities Exchange Act of 1934, as amended), and

(ii)	up to 100% of the outstanding American Depositary Shares representing Common Shares (collectively the “ADSs” and each an “ADS”), each ADS representing one-fifth (1/5) of a Common Share, from all holders, wherever located, at a purchase price of U.S. $465 per Common Share and U.S. $93 per ADS, in each case, in cash, without interest, payable in U.S. dollars, less the amount of any fees, expenses and withholding taxes that may be applicable (including, in the case of ADSs, a fee of U.S. $0.05 per ADS for the cancellation of tendered ADSs) and subject to any dilutive effects that may be applicable (see “The U.S. Offer—Terms of the U.S. Offer—Consideration and Payment” of the U.S. Offer to Purchase (as defined below)), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated as of March 23, 2016 (the “U.S. Offer to Purchase”) and in the Common Share Acceptance Letter or ADS Letter of Transmittal, as applicable, accompanying the U.S. Offer to Purchase.

All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase.

Please deliver this Notice of Guaranteed Delivery to The Bank of New York Mellon (the “U.S. Tender Agent”) at one of the addresses set forth above prior to 10:00 a.m., New York City time, on May 23, 2016 (the “Expiration Date”) if:

1.	ADRs evidencing ADSs are not immediately available;

2.	the procedure for book-entry tender cannot be completed prior to 10:00 a.m., New York City time, on the Expiration Date, unless extended by Purchaser; or

3.	time will not permit all required documents to reach the U.S. Tender Agent before 10:00 a.m., New York City time, on the Expiration Date, unless extended by Purchaser.

This Notice of Guaranteed Delivery may be delivered by mail, by facsimile or by overnight courier to the U.S. Tender Agent. Signatures hereto must be guaranteed by a member firm of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”).

Purchaser and its affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the U.S. Information Agent at:

Georgeson LLC

480 Washington Boulevard

26th Floor

Jersey City, NJ 07310

E-mail: syngentaoffer@georgeson.com

U.S. Toll Free Number for Holders of Securities: +1 (866) 431-2096

Ladies and Gentlemen:

The undersigned hereby tenders to Purchaser, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase (see “The U.S. Offer—Procedure for Tendering into the U.S. Offer—Guaranteed Delivery Procedures”).

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

***

VOLUNTARY CORPORATE ACTIONS COY: SYTB

BOX 1
NOTICE OF GUARANTEED DELIVERY

Please provide the following information:

Name(s) of Record Holder(s)*:

Number of ADSs Tendered**:

ADR Certificate No(s). (if available or applicable):

Address(es) (including zip code):

Area Code and Telephone Number(s):

Signature(s):

Dated: , 2016

☐ Check if the ADSs that will be tendered are held on the books of The Bank of New York Mellon, including ADSs held in the former Global BuyDIRECT Program and provide:

Name of Tendering Institution:

Area Code and Telephone Number:

Account No.:

Transaction Code No.:

Signatures:

Dated: , 2016

*       Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, including ADSs held in the former Global BuyDIRECT Program, exactly as appear on the books of The Bank of New York Mellon.

**     Unless otherwise indicated, and subject to the terms and conditions of the U.S. Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

VOLUNTARY CORPORATE ACTIONS COY: SYTB

BOX 2
SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY

The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, including ADSs held in the former Global BuyDIRECT Program, exactly as such name(s) appear on the books of The Bank of New York Mellon.

If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:

Name(s) (please type or print):

Capacity (please type or print):

Address(es) (please type or print):

Signatures:

Dated: , 2016

VOLUNTARY CORPORATE ACTIONS COY: SYTB

BOX 3
GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)

The undersigned, a member firm in good standing of a national securities exchange registered with the Securities and Exchange Commission or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the U.S. (each, an “Eligible Institution”), hereby guarantees to deliver within three (3) New York Stock Exchange (the “NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than three (3) NYSE trading days following the Expiration Date) to the U.S. Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the U.S. Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.

Name of Firm:

Address (with zip code):

Area Code and Telephone No.:

Authorized Signature:

Name (please type or print):

Title:

Dated: , 2016

VOLUNTARY CORPORATE ACTIONS COY: SYTB

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH FOR THE U.S. TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO CHEMCHINA, PURCHASER, SYNGENTA OR THE U.S. INFORMATION AGENT.

DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.

THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.